Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-239139, 333-257746 and 333-261225) and in the Registration Statement on Form S-8 (Nos. 333-267270, 333-267269, 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of Vista Gold Corp. (the "Company") of our report dated February 23, 2023 relating to the financial statements for the fiscal year ended December 31, 2022, which appears in this Form 10 K.

/s/ Plante & Moran, PLLC
Denver, CO
March 14, 2024